Exhibit 99.1

Primus to Acquire Arbinet for $28 Million in Stock; Sells Non-Core European Assets

•	New Management Executing on Strategy to Improve Primus Portfolio

•	Arbinet Transaction to Double Scale of Primus’ Global Wholesale Business

•	Sells Retail Operations in 6 European Countries

MCLEAN, VA — (MARKET WIRE) — November 11, 2010 — Primus Telecommunications Group, Incorporated (OTCBB: PMUG), a global facilities-based integrated provider of advanced telecommunications products and services, announced today that it has entered into a definitive merger agreement to acquire Arbinet Corporation (NASDAQ: ARBX), a leading provider of wholesale telecom exchange services to carriers, for $28 million in an all-stock transaction. The Boards of Directors of both companies have approved the merger, which is subject to regulatory approvals, the approval of the stockholders of both companies and certain other conditions. The transaction is expected to close in the first quarter of 2011.

Following closing, Primus will integrate Arbinet into Primus’ Global Wholesale group, which should add over $300 million in annual revenue and generate accretive cost synergies of $3 million to $7 million in each of the next two years. On a pro forma basis, Primus’ Wholesale business unit is expected to generate over $500 million in annual revenue, and bring Primus’ total consolidated annual run rate revenue to over $1 billion.

Peter D. Aquino, Chairman, President and Chief Executive Officer, stated, “Primus’ new management team is focused on improving the company’s operations, which in our view begins with making important decisions about where we can be most successful over the long term. Given that scale is critical in the wholesale business, we made the strategic decision to add Arbinet’s thexchangeSM and complementary international route capabilities, which we expect will benefit our combined international carrier customers as they look to outsource their wholesale needs to players of size. This acquisition not only adds scale, but allows us to mitigate cost overlaps and is expected to allow us to realize significant synergies over time. We expect this to be a win for our customers and employees, and to generate additional value for stockholders.”

The combination of Primus’ Global Wholesale business with Arbinet should enhance global competitive positioning by allowing customers to access more global routes at competitive rates and diversifies the product portfolio of international voice and data services across all existing customer segments. Primus will become the only major global provider to offer customers options either to acquire direct international connections through traditional interconnect arrangements or to manage their access needs through Arbinet’s voice trading exchange (thexchangeSM).

Shawn O’Donnell, President and Chief Executive Officer of Arbinet, stated, “Arbinet’s Board examined a range of strategic alternatives and, after a careful review, concluded that our merger with Primus is the best available option for our stockholders. As an all-stock transaction, this combination provides Arbinet stockholders the opportunity to participate in the upside potential of the combined company. In sum, we have found a strong partner in Primus with a complementary business, outstanding reputation and shared values, and we believe Arbinet will thrive as part of the Primus family.”

The company expects that the combination will improve gross margins and resulting EBITDA by eliminating operating redundancies and adding the benefits of increased scale by:

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Enhancing Primus’ direct voice carrier services product portfolio with additional options to use the thexchangeSM, the world’s largest online wholesale voice marketplace offering anonymous, automated traffic routing, trading and settlement

•	Adding enhanced global voice and data services, including IP transit and peering

•	Combining complementary strengths, including an expanded global footprint, additional sales presence, and increased coverage in Asia, Latin America, and Eastern Europe.

Under the terms of the merger agreement, Arbinet common stockholders will receive shares of Primus common stock in exchange for shares of Arbinet common stock they own in a stock-for-stock transaction valued at $28 million. One of Primus’ and Arbinet’s principal stockholders has entered into share support agreements to vote its shares of both Primus and Arbinet in favor of the merger.

Houlihan, Lokey, Howard and Zukin acted as financial advisors to Primus in connection with the Arbinet merger.

Separately, Primus has engaged Akira Partners UK Ltd to conduct a process to sell certain assets in the United Kingdom, France, Belgium, Italy. Primus has also worked to sell assets in other European countries. To date, the sales of the UK, Belgium, Spain, Sweden, Switzerland and Italy operations are closed.

Peter D. Aquino continued, “In addition to the tuck-in Arbinet transaction, the Primus team has been very active in evaluating the merits of retaining or divesting certain sub-scale businesses and has taken immediate action to sell or discontinue retail operations in Europe. The aggregate net cash proceeds for European businesses sold to date are approximately $7 million, every dollar of which counts towards our cash balance. We are committed to keeping all of our options open with respect to evaluating Primus’ strategic alternatives, to proceeding with this process in the coming months to help unlock the value of the sum of the parts of the Primus portfolio, and to seeking ways to accelerate the transformation of our balance sheet.”

Primus will provide further discussion of these transactions on its third quarter 2010 conference call to be held November 16th.

About Primus

Primus Telecommunications Group, Incorporated is a leading provider of advanced communication solutions, including, traditional and IP voice, data, mobile services, broadband Internet, collocation, hosting, and outsourced managed services to business and residential customers in the United States, Canada, Australia, and Brazil. Primus is also one of the leading international wholesale service providers to fixed and mobile network operators worldwide. Primus owns and operates its own global network of next-generation IP soft switches, media gateways, hosted IP/SIP platforms, broadband infrastructure, fiber capacity, and data centers located in Canada, Australia, and Brazil. Founded in 1994, Primus is headquartered in McLean, Virginia.

About Arbinet

Arbinet is a leading provider of international voice, data and managed communications services for fixed, mobile and wholesale carriers. With more than 1,200 carrier customers across the globe connected to Arbinet’s network, Arbinet combines global scale with sophisticated platform intelligence, call routing and industry leading credit management and settlement capabilities. Arbinet offers these communication services through three primary product offerings including a thexchangeSM, Carrier Services and PrivateExchangeSM. Arbinet’s thexchangeSM platform, the largest online wholesale voice trading exchange, continues to provide customers with access to a neutral marketplace to buy and sell global voice and data traffic. Arbinet owns and operates a global network of next generation IP soft switches, media gateways, IP transport and co-location centers located in the United States, United Kingdom, Hong Kong, Frankfurt and Miami. Founded in 1997, Arbinet is headquartered in Herndon, Virginia.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC rules, which include Adjusted EBITDA and Free Cash Flow. PRIMUS provides reconciliations of these measures to the most directly comparable GAAP measures in its press releases, which are available on our website at www.primustel.com. Additionally, information regarding the purpose and use for these non-GAAP financial measures is set forth in the Company’s quarterly press releases and filings made with the SEC, which are available on our website.

Important Information and Where to Find It

In connection with the proposed merger, Primus Telecommunications Group, Incorporated (“Primus”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a preliminary proxy statement of Primus and Arbinet Corporation (“Arbinet”) that also constitutes a preliminary prospectus of Primus. A definitive joint proxy statement/prospectus will be sent to security holders of both Arbinet and Primus seeking their approval with respect to the proposed merger. Primus and Arbinet also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents filed by Primus and Arbinet with the SEC, without charge, at the SEC’s web site at www.sec.gov. Copies of the joint proxy statement/prospectus, once available, and each company’s SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus 703-748-8050, or (ii) Arbinet (Andrea Rose/Jed Repko Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449).

Participants in the Solicitation

Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective security holders in connection with the proposed merger. Investors and security holders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed merger, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the acquisition of Arbinet may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the Securities and Exchange Commission; and the risk factors or uncertainties described from time to time in Primus’s filings with the Securities and Exchange Commission (including, among others, those listed under captions titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “— Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in Primus’s annual report on Form 10-K and quarterly reports on Form 10-Q) that cover matters and risks including, but not limited to: (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and (f) successful implementation of cost reduction efforts. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Primus

Richard Ramlall, SVP Corporate Development and Chief Communications Officer

703-748-8050

ir@primustel.com

Lippert/Heilshorn & Assoc., Inc.

Carolyn Capaccio

212-838-3777

ccapaccio@lhai.com

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